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                                                                    Exhibit 10.2


                                                                     UNIT # 0000





                                 TACO BELL CORP.
                               FRANCHISE AGREEMENT

                            [TACO BELL CORP. - LOGO]



                             -----------------------
                               VOID - SAMPLE COPY
                             -----------------------






















                                                                    Revised 1/96


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                                 TACO BELL CORP.
                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                         PAGE
1.  RECITALS   ............................................................................................1
    GRANT OF LICENSE ......................................................................................1
        1.0 Restaurant Location ...........................................................................1
        1.1 Franchise Compliance with Agreement  ..........................................................1

2.  TERM ..................................................................................................2

3.  RESTAURANT SYSTEMS AND PROCEDURES......................................................................2
        3.0 Restaurant advice and assistance, pre-opening and continuing ..................................2
        3.1 Franchisee's best efforts, location of residence, and days and hours of operation ............ 2
        3.2 Compliance with Manual ....................................................................... 2
        3.3 Revisions of Manual............................................................................2
        3.4 Commitment to chain uniformity ................................................................2
        3.5 Product and menu uniformity ...................................................................2
        3.6 Company ownership of trade secrets ........................................................... 3
        3.7 Company ownership of Manual....................................................................3
        3.8 Franchisee conflicts of interest in similar businesses ........................................3

4.  TRAINING ..............................................................................................3
        4.0 Courses provided and required .................................................................3
        4.1 Approved Manager...............................................................................3
        4.2 Refresher courses .............................................................................3
        4.3 Required employee training ....................................................................3
        4.4 Cost of training courses ......................................................................3

5.  RESTAURANT MAINTENANCE ................................................................................3
        5.0 Conformity with System required ...............................................................3
        5.1 Modernization .................................................................................4
        5.2 Lease clause requiring de-identification at expiration or termination .........................4

6.  ADVERTISING AND PUBLICITY..............................................................................4
        6.0 Company development of advertising programs ...................................................4
        6.1 (a) Universal Fund ............................................................................4
        6.1 (b) Marketing fund policy .....................................................................4
        6.1 (b)(i) Local media funds ......................................................................4
        6.1 (b)(ii) Universal funds ...................................................................... 4
        6.2 Company's right to invest monies...............................................................5
        6.3 Compliance with manual.........................................................................5
        6.4 Publicity .................................................................................... 5

7.  FEES  .................................................................................................5
        7.0 (a) Initial fee and grand opening expense .................................................... 5
        7.0 (b) Franchisee fee ............................................................................5
        7.0 (c) Marketing fee .............................................................................5
        7.1 Payment terms and late charges ................................................................5
        7.2 Definition of "Gross Sales"....................................................................5

8.  RECORD KEEPING ........................................................................................5
        8.0 Company provided system .......................................................................5
        8.1 Required reports ..............................................................................5
        8.2 Annual statements by public accountant ........................................................6
        8.3 Compliance with manual.........................................................................6
        8.4 Franchisee Stock Register......................................................................6
        8.5 Right to inspect records.......................................................................6
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                                      (i)
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
TABLE OF CONTENTS, CONTD................................................................................PAGE

9.   RESTAURANT INSPECTION ................................................................................6
        9.0 Right to inspect premises......................................................................6

10.  RELATIONSHIP OF PARTIES AND INDEMNIFICATION ..........................................................6
        10.0 Independent contractors ......................................................................6
        10.1 Indemnification ..............................................................................6

11.  INSURANCE ............................................................................................7
        11.0 Kind and amounts .............................................................................7
        11.1 Certificates ................................................................................ 7
        11.2 All-Risk Property Insurance...................................................................7
        11.3 Company right to procure .....................................................................7

12.  DEBTS AND TAXES ..................................................................................... 7

13.  SALE AND ASSIGNMENT  .................................................................................8
        13.0 Conditions to consent.........................................................................8
        13.1 Personal confidence in Franchisee.............................................................8
        13.2 Restriction on transfer ..................................................................... 8
        13.3 Corporate stock transfers ................................................................... 8
        13.4 Franchisee death or incapacity ...............................................................9
        13.5 Right of first refusal ...................................................................... 9
        13.6 Company right to transfer  ...................................................................9

14.  TRADEMARKS .......................................................................................... 9
        14.0 Company ownership ........................................................................... 9
        14.1 Non-exclusive ............................................................................... 9
        14.2 Company right to develop and sell consumer products .........................................10
        14.3 Franchisee pre-packaging prohibited ........................................................ 10
        14.4 Company right to goodwill....................................................................10
        14.5 Trademark use consistent with image .........................................................10
        14.6 Company right to change trademarks ..........................................................10
        14.7 Infringements .............................................................................. 10
        14.8 Franchisee's use of trademark................................................................10

15.  EXPIRATION AND TERMINATION ......................................................................... 10
        15.0 Company rights to terminate ................................................................ 10
        15.1 De-identification .......................................................................... 11
        15.2 Costs of legal proceedings; damages ........................................................ 11
        15.3 Company option to purchase or lease ........................................................ 11
        15.4 Liquidated Damages ......................................................................... 12
        15.5 Condemnation ............................................................................... 12

16.  MISCELLANEOUS  ......................................................................................12
        16.0 Waiver ..................................................................................... 12
        16.1 Cumulative Remedies ........................................................................ 12
        16.2 Partial Invalidity ......................................................................... 12
        16.3 Choice of Law .............................................................................. 12
        16.4 Jurisdiction and Venue ..................................................................... 12
        16.5 Notices .....................................................................................12
        16.6 Terms and Headings ......................................................................... 13
        16.7 Compliance with laws ....................................................................... 13
        16.8 Lease of Land and Building ................................................................. 13
        16.9 Entire Agreement ........................................................................... 13
        16.10 Amendment or Modification.................................................................. 13

SIGNATURES .............................................................................................. 13

APPENDIX I
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                                      (ii)
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                                 TACO BELL CORP.
                               FRANCHISE AGREEMENT

         THIS AGREEMENT is made __________, 2000, by and between TACO BELL
CORP., a California corporation (the "Company"), and [Franch1] of [Res1], and [Franch2] of [Res2] (the "Franchisee").


                                    RECITALS

         A. The Company is the originator of a distinctive concept for the marketing, preparation and sale of certain Mexican and other style food products
(the "TACO BELL RESTAURANTS" or the "Restaurants").

        B. The Company owns or controls various trademarks, service marks, trade names, trade dress, designs (including product package designs), symbols, emblems, logos, insignias, external and internal building designs and architectural features and combinations of the foregoing (collectively, the "Trademarks"), which are used by it, its franchisees and its licensees in offering, selling and distributing its products and services. Some of the Trademarks are set forth and described on Appendix 1 to this Agreement.

        C. The Company has developed, owns and has adopted for its own use and the use of its franchisees and licensees a unique system of quick service restaurant operation (the "Taco Bell System" or the "System"), consisting of a variety of distinctive sign and facility designs, equipment specifications and layouts, recipes, methods of food presentation and service, business techniques, copyrighted manuals and other materials, trade secrets, know-how and technology.

        D. The Company has established, and is continuing to develop and operate, a chain of quick service "Taco Bell" and "Taco Bell Express" restaurants or units which are fundamentally uniform in image and in food style and which share many fundamental menu items and methods of operation (the "Taco
Bell Chain").

        E. The Taco Bell Chain enjoys widespread public acceptance due in part to (1) uniform high standards for the preparation, presentation and service of Taco Bell food; (2) an essentially uniform menu, image, appearance and methods of operation in all Restaurants and units; (3) uniform use of the System and the valuable and distinctive Trademarks; and (4) the Taco Bell franchisees' and licensees' commitments to maintain and enhance the goodwill and public acceptance of Taco Bell products, services and Restaurants by strict adherence to these uniform standards as they now exist and may be revised from time to time pursuant to this Agreement.

         F. The Franchisee, aware of the above, has applied for a franchise and desires to establish and operate a Taco Bell Restaurant upon the terms and conditions set forth in this Agreement.

                                   WITNESSETH

            The parties hereby act and agree as follows:

                           SECTION 1: GRANT OF LICENSE

               1.0 The Company hereby grants to the Franchisee a limited license to use the Trademarks solely in direct connection with the sale of the food, beverage and other products referred to in Subsection 3.5 from the TACO BELL
RESTAURANT to be established pursuant to this Agreement at the following location:

                                            Unit No. [UnitNo]
                                                    ----------------------------
                                                     [Address]
                                                    ----------------------------
                                                     [CityState]
                                                    ----------------------------

                                            (the "Restaurant").

The grant of this limited license to use the Trademarks is further subject to the terms, conditions and limitations hereinafter set forth; including, among others, those contained in Section 14 entitled "TRADEMARKS."

               1 .1 Throughout the Term of this Agreement (as defined below),
Franchisee shall operate the Restaurant in strict accordance with the terms of this Agreement and shall perform all other obligations of the Franchisee provided for by this Agreement.



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                                 SECTION 2: TERM

               2.0 This Agreement shall continue for a term of twenty (20) years, unless earlier terminated in accordance with the conditions and provisions hereof, commencing with the date on which the Restaurant is opened for business to the public or forty-five days from _______, whichever is earlier
(the "Term"). The opening date will be confirmed by a writing signed by the parties and attached hereto.

                   SECTION 3: RESTAURANT SYSTEM AND PROCEDURES

               3.0 To the extent deemed appropriate by the Company in its sole discretion, based on the Franchisee's experience and performance at any particular time during the Term, the Company will use commercially reasonable efforts to furnish the Franchisee with advice and assistance in managing and operating a TACO BELL RESTAURANT, including periodic visits by the Company's representatives. A Company representative will assist the Franchisee in coordinating the Restaurant pre-opening activities, and will be available to assist with Restaurant operations throughout the opening week, as reasonably needed. In addition, the Company will develop and present to the Franchisee, and the Franchisee and the Company shall carry out, an advertising program designed for the initial opening of the Restaurant.

               3.1 The Franchisee shall devote his or her full time, best efforts and constant personal attention to the day to day operation of the Restaurant. In order to facilitate the devotion of such personal attention, either the Franchisee or a qualified manager of the Restaurant shall maintain his or her personal principal residence within a usual driving time of approximately one hour from the Restaurant. Unless the Company shall have given its prior advance written approval, the Franchisee shall have the Restaurant open for business during such hours as are specified by the Company in the Manual described in Subsection 3.2 below (the "Manual"). In addition, and without limiting the generality of the foregoing responsibilities, the Franchisee shall:

                      (a) Operate the Restaurant in a clean, safe and orderly manner, providing courteous, first-class service to the public;

                      (b) Diligently promote and make every reasonable effort to increase the business of the Restaurant;

                      (c) Advertise the business of the Restaurant by the use of the Trademarks and such other insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or established from time to time by the Company and included in the Manual; and

                      (d) Prevent the use of the Restaurant for any immoral or illegal purpose, or for any other purpose, business activity, use or function which is not expressly authorized hereunder or in the Manual.

               3.2 The Franchisee hereby acknowledges receipt and loan of a copy of the Company's Franchise Operations Manual, and shall faithfully, completely and continuously perform, fulfill, observe and follow all instructions, requirements, standards, specifications, systems and procedures contained therein; including, those dealing with the selection, purchase, storage, preparation, packaging, service and sale (including menu content and presentation) of all food and beverage products, and the maintenance and repair of Restaurant buildings, grounds, furnishings, fixtures, and equipment, as well as those relating to employee uniforms and dress, accounting, bookkeeping, record retention and other business systems, procedures and operations. By this reference, the Company's Franchise Operations Manual, as presently constituted and as it may hereafter be amended and supplemented by the Company from time to time (the "Manual") is incorporated in and made part of this Agreement. The
Franchisee acknowledges that the materials contained in the Manual are integral, necessary and material elements of the System.

               3.3 The Company shall have the right at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall best interests of TACO BELL RESTAURANTS generally, to revise, amend, delete from and add to the System and the material contained in the Manual. The Franchisee shall promptly comply with all such revisions, amendments, deletions and additions.

               3.4 The Franchisee understands, acknowledges and agrees that strict conformity with the System, including the standards, specifications, systems, procedures, requirements and instructions contained in this Agreement and in the Manual, is vitally important to the success not only of the Company, but to the collective success of all Taco Bell franchisees, including the Franchisee, by reason of the benefits all franchisees and the Company will derive from chain uniformity in food products, identity, quality, appearance, facilities and service among all TACO BELL RESTAURANTS. Any failure to adhere to the standards, specifications, requirements or instructions contained in this Agreement or in the Manual shall constitute a material breach of this Agreement.

               3.5 The Franchisee shall offer for sale only from the Restaurant premises and at all times when the Restaurant is open for business all and only the food, beverages and other products expressly described in the Manual, unless the Franchisee shall have received the Company's prior written consent to any exception. No food, beverage or other products shall be offered or sold at or from the Restaurant under or in connection with any trademark or service mark other than the Trademarks without the prior written authorization of the Company in each case.

                                       2

               3.6 The Franchisee further understands, acknowledges and agrees that the Company is the owner of all rights in and to the System, including the information and materials described or contained in the Manual, and that the System, including such information and materials, constitutes trade secrets of the Company which are revealed to the Franchisee in confidence, and that no right is given to or acquired by the Franchisee to disclose, duplicate, license, sell or reveal any portion thereof to any person, other than an employee of the Franchisee required by his work to be familiar with relevant portions thereof. The Franchisee hereby represents, warrants and promises to keep and respect such confidences extended by the Company to the Franchisee, to obtain from each of its Restaurant managers an agreement to keep and respect such confidences, and to be responsible for compliance by said employees with such agreements.

               3.7 The Manual and all such other materials furnished to the Franchisee hereunder are and shall remain the property of the Company and shall be returned by the Franchisee to the Company immediately upon the expiration or earlier termination of this Agreement for any reason.

               3.8 During the term of this Agreement, the Franchisee shall not, without the prior express written consent of the Company, directly or indirectly, perform any services for, engage in or acquire any financial, beneficial or equity interest in, any business similar to that of the Restaurant. In the event this Agreement is terminated by the Company for breach by the Franchisee, the same restrictions shall apply for a period of one year following such termination, but only with respect to similar businesses operated within a ten mile radius of the Restaurant. For purposes of this subsection, a "similar business" is a restaurant business which prepares or sells Mexican style food products. Notwithstanding the foregoing, the Franchisee and his family, collectively, may own up to ten percent (10%) of the stock of a publicly traded company engaged in a similar business. If any court or other tribunal having jurisdiction to determine the validity or enforceability of this subsection determines that it would be invalid or unenforceable as written, then in such event the provisions hereof shall be deemed modified to the extent necessary to be valid and enforceable.

                               SECTION 4: TRAINING

               4.0 The Company shall make available to the Franchisee and one Restaurant manager, the Company's TACO BELL RESTAURANT operations training course.

               4.1 Before the Restaurant shall open for business, one person from the Franchisee's organization who is designated to be the initial manager of the Restaurant shall either: a) attend, for such period of time as the Company shall deem reasonably necessary, and complete the Company's training course to the reasonable satisfaction of the Company, or b) otherwise be approved by the Company to manage the Restaurant. In the event this Agreement is the first franchise agreement between the Company and the Franchisee, then before the Restaurant shall open for business, the Franchisee shall also attend, for such period of time as the Company shall deem reasonably necessary, and complete the Company's training course to the reasonable satisfaction of the Company. If the Franchisee fails to successfully complete the Company's training course, then at the option of the Company this Agreement may be terminated upon written notice to the Franchisee.

               4.2 The Franchisee and at least one Restaurant manager shall, from time to time as reasonably required by the Company, personally attend and complete a Company-provided refresher course in TACO BELL RESTAURANT operations.

               4.3 The Franchisee shall be responsible for the compliance of Restaurant operations with the standards, methods, techniques and material taught at the Company's operations training course, and shall cause the Restaurant employees to be trained in such standards, methods and techniques as are relevant to the performance of their respective duties.

               4.4 Attendance of the Franchisee and one manager of the Restaurant shall be tuition-free at all training courses, but at the Franchisee's sole cost and expense, including, without limitation, the cost of travel, lodging, meals and other related and incidental expenses.

                        SECTION 5: RESTAURANT MAINTENANCE

               5.0 The Franchisee shall, at the Franchisee's sole cost and expense, maintain and repair the Restaurant, related equipment, signage, improvements, landscaping and the Restaurant premises in conformity with the standards, specifications and requirements of the System, as the same may be designated by the Company from time to time, and as appropriate replace any or all of such items (other than the Restaurant building or premises). The Franchisee shall replace equipment as necessary or desirable at the Franchisee's cost and expense and obtain at his cost and expense any new or additional equipment as may be reasonably required by the Company for new products, procedures, administration, marketing or communication. Except as may be expressly provided in the Manual, no alterations or improvements, or changes of any kind in design, equipment or decor shall be made in, on or about the Restaurant or Restaurant premises without the prior written approval of the Company in each instance. The Franchisee shall at the Franchisee's sole cost and expense, replace as necessary such equipment, signage, improvements and landscaping in conformity with such standards, specifications and requirements of the System.

               5.1 In order to assure the continued success of the Restaurant, the Franchisee shall, from time to time as reasonably required by the Company (taking into consideration the cost and then remaining term of this Agreement), modernize or modify the image of the Restaurant building, premises and equipment to the Company's then current, reasonable standards and specifications. The Franchisee's obligations under this subsection are in addition to, and shall not relieve the Franchisee from, any of its other obligations under this Agreement, including those contained in the Manual. However, no such modernization or re-imaging shall be required by the Company unless and until the Company has at that time committed to implement such standards and specifications within the then current or following calendar year in at least twenty-five percent (25%) of those TACO BELL RESTAURANTS then operated by the Company within the United States.

               5.2 If the Franchisee is or becomes a lessee of the Restaurant premises, the Franchisee shall provide the Company with a true and correct, complete copy of any such lease, and shall have included therein provisions, in form satisfactory to the Company, expressly permitting both the Franchisee and the Company reasonable opportunity to take all actions and make all alterations referred to under Subsection 15.1(b). Any such lease shall also require the lessor thereunder to give the Company reasonable notice of any contemplated termination and a reasonable time in which to take and make the above actions and alterations and provide that the Franchisee has the unrestricted right to assign such lease to the Company.

                      SECTION 6: ADVERTISING AND PUBLICITY

               6.0 The Company shall develop and administer advertising and sales promotion programs designed to promote and enhance the collective success of all TACO BELL RESTAURANTS. It is expressly understood, acknowledged and agreed that in all phases of such advertising and promotion, including, without limitation, type, quantity, timing, placement and choice of media, market areas and advertising agencies, the decisions of the Company made in good faith shall be final and binding. The Franchisee shall have the right to participate actively in all such advertising and sales promotion programs, but only in full and complete accordance with such terms and conditions as may be established by the Company for each such program.

               6.1 (a) The Company will establish and maintain a fund (the "Universal Fund") which will be kept separate from any Company accounts. Except as expressly provided in the Marketing Fund Policy described below in Subsection 6.1(b), the Universal Fund is and shall be separate and distinct from the existing Marketing Fund referred to in other Taco Bell franchise agreements. All marketing fees received from the Franchisee pursuant to Subsection 7.0(c) below will be deposited into the Universal Fund. The Company will also contribute each four-week (or five-week) accounting period to, at its election, either the existing Marketing Fund or the Universal Fund an amount equal to four and one-half percent (4 1/2%) of the Gross Sales (as defined below) from Company operations of TACO BELL RESTAURANTS in the United States. As part of the administration of the Universal Fund, the Company will provide an annual accounting of the Universal Fund to the Taco Bell franchise advisory council ("FRANMAC").

                   (b) The Company has and will in consultation with FRANMAC develop, publish and modify from time to time as necessary a Marketing Fund Policy which will set forth procedures and guidelines for disbursements and expenditures from both the Marketing Fund and the Universal Fund and become part of the Manual. All monies in the Universal Fund, including any interest or other income earned from the investment of such monies must be spent and disbursed only in accordance with this Agreement and the Marketing Fund Policy. Although such Policy may be modified from time to time, the parties specifically agree that of the marketing fees paid into the Universal Fund:

                       (i) Amounts equaling at least one and one-half percent (1.5%) of Gross Sales from all those Taco Bell franchise and Company Restaurants which both contribute to the Universal Fund and are in the association (the "Local Association") of Taco Bell operators which the Company has approved for advertising TACO BELL RESTAURANTS in the marketing area in which the Franchisee's Restaurant is located (as specified by the Marketing Fund Policy) will be designated as "Local Media Funds" and returned to the Local Association. If no such Local Association exists, at least one and one-half percent (1.5%) of Franchisee's Gross Sales will be refunded to Franchisee to be spent on approved advertising. All refunded amounts must be spent in accordance with the Marketing Fund Policy then in effect and may be spent for programs other than those approved on a System basis only with the prior written approval of the Company's Marketing Department.

                       (ii) Amounts equaling at least three percent (3.0%) of Gross Sales from all Taco Bell franchise and Company Restaurants contributing to the Universal Fund will be designated as "Universal Funds," which may be used by the Company in its good faith determination to disseminate, improve and support the public awareness and image of the Taco Bell brand, the Taco Bell System and its goods and services available to the public, to increase System-wide sales, to purchase advertising pursuant to the Marketing Fund Policy, and to pay for the development, support, and dissemination of other marketing and media programs on a regional or national basis pursuant to the Marketing Fund Policy, including but not limited to promotions, public relations, event marketing, research and clearance of programs, talent and residuals, and creation and production of advertising; provided, however, in any given calendar year not more than one-third of the aggregate of all marketing fees contributed to either the Marketing Fund or the Universal Fund from franchise and Company Restaurants in the United States of America shall be spent on the production and creation of advertising. Any such amounts paid by the Franchisee as Universal Funds and not used for such purposes shall be designated Local Media Funds and paid to the Local Association or returned to the Franchisee as set forth in subparagraph (i) above.

               6.2 The Company may temporarily invest any or all of the monies held in the Universal Fund from time to time at the sole discretion of the Company in accordance with the Marketing Fund Policy. All interest or other income received from such investments may be used by the Company to pay for the expenses of administering the Universal Fund. Any such amounts not used for this purpose shall be designated Universal Funds and disbursed according to subparagraph (ii) of Subsection 6.1(b) above.

               6.3 All advertising copy and other materials shall be in strict accordance and conformity with the standards, formats and specimens contained in the Manual. In the event the Franchisee wishes to depart from the materials contained in the Manual, the Franchisee shall submit, in each instance, the proposed advertising copy and materials to the Company for approval in advance of publication, and shall use only such advertising copy and materials as have been approved in writing by the Company. In no event shall the Franchisee's advertising contain any statement or material which may be considered (a) in bad taste or offensive to the public or to any group of persons, or (b) defamatory of any person or an attack on any competitor.

               6.4 In order to maintain the high reputation of the Taco Bell System and for the benefit of all of its operators, the Franchisee shall report immediately by telephone to the Company the occurrence of any incident at or concerning the Restaurant or the business conducted there which is or is likely to become the subject of publicity through the news media or otherwise. The Franchisee hereby acknowledges that the Company alone is authorized to speak or make statements, public or private, on behalf of the Taco Bell brand or the Taco Bell System, and the Franchisee shall in every instance consult and coordinate with the Company in advance of communicating with the media or of creating publicity for the brand or System outside the normal course of business.

                                 SECTION 7: FEES

               7.0 As partial consideration for the rights granted hereunder, the Franchisee shall pay the Company throughout the Term:

                      (a) An initial franchise fee of forty-five thousand dollars ($45,000.00) due upon execution hereof. The Franchisee acknowledges that the granting of this franchise is the only consideration for the payment of this initial franchise fee. The Franchisee shall spend five thousand dollars ($5,000.00) within six (6) months of opening the Restaurant in advertising and promoting the opening of the Restaurant in accordance with the Company's opening procedures for franchised restaurants. Upon receipt of paid invoices or other proofs of expenditure, the Company will reimburse the Franchisee for the grand opening expenses in an amount not to exceed $5,000.00. Any and all such paid invoices or other proofs of expenditure must be submitted to the Company within nine (9) months from the opening date of the Restaurant;

                      (b) A franchise fee for each of the Company's four-week accounting periods (or five-week accounting periods, as determined from time to time by the Company, each whether four or five weeks an "accounting period") equal to five and one-half percent (5.5%) of Gross Sales (as defined below); and

                      (c) A marketing fee for each of the accounting periods equal to four and one-half percent (4.5%) of Gross Sales (as defined below).

               7.1 DUE DATES. Until notified otherwise by the Company, the periodic fees required pursuant to Subsection 7.0 shall be paid by check mailed and postmarked on or before the fifth (5th) business day immediately following the four (or five) week accounting period (as designated by the Company) in which such sales were made. When so notified by the Company, the periodic fees required pursuant to Subsection 7.0 shall be paid by electronic funds transfer received on or before the fifth (5th) business day immediately following the last day of the pertinent accounting period (as designated by the Company) in which such sales were made. Any payment which is not paid when due shall incur the then-customary administrative charge and shall bear interest from and after the due date at the rate of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted by law, whichever is less.

               7.2 DEFINITION. The term "Gross Sales" as used in this Agreement shall mean the total of all cash or other payments received for the sale of food, beverages and other tangible property of every kind sold at, in, upon, or from the Restaurant, and all amounts which shall be received as compensation for any services rendered therefrom, excluding only sales taxes, employee meals, overrings and refunds to customers.

                            SECTION 8: RECORD KEEPING

               8.0 From time to time, the Company may provide the Franchisee with a TACO BELL RESTAURANT record keeping system and forms, and the Franchisee shall employ such system, without modification, in connection with the business of the Restaurant.

               8.1 The Franchisee shall complete and submit to the Company on a regular, continuous basis:

                      (a) Weekly Restaurant Reports, on or before the fifth business day after each week in each accounting period;

                      (b) Period Restaurant Reports, on or before the fifth business day after expiration of each accounting period; and


                      (c) Annual Restaurant Reports, on or before 90 days following the end of each calendar year or the end of the Franchisee's fiscal year, whichever is pertinent.

               8.2 The Annual Restaurant Reports referred to above shall include a balance sheet dated as of the end of the pertinent year and a profit and loss statement for such year, together with such additional financial information as the Company may reasonably request, all prepared in accordance with generally accepted accounting principles. Such balance sheet and profit and loss statement must be reviewed by an independent certified public accountant and be in accordance with Statements on Standards for Accounting and Review Services and must contain a signed opinion by such accountant to that effect. If the Franchisee fails to provide the Company with any such financial statement, the Company shall have the right to have an independent audit made of the Franchisee's books and records, and the Franchisee shall promptly reimburse the Company for the cost thereof.

               8.3 Each of the Reports referred to in this section shall be completed by the Franchisee or the Franchisee's accountant in the respective specimen forms, and in accordance with the instructions, contained in the Manual. Time is of the essence with respect to completion and submission of each such Report. Franchisee hereby consents to the Company's release of information regarding the Restaurant's sales to associations of franchisees, to consultants of the Company, to advertising agencies and to other parties considered appropriate by the Company.

               8.4 If the Franchisee is a corporation, it shall maintain an accurate stock register. In the event that the beneficial ownership of the Franchisee's stock differs in any respect from record ownership, the Franchisee shall also maintain a list of the names, addresses and interests of all beneficial owners of its stock. The Franchisee shall produce its stock register and any list of beneficial owners, certified by the corporation's secretary to be correct, at the Restaurant at any reasonable time and from time to time after ten days' prior written request by the Company. Company representatives shall have the right to examine the stock register and any list of beneficial owners and to reproduce all or any part thereof. In addition, all record and beneficial stock holders of the Franchisee shall jointly and severally guaranty the full and faithful performance of all agreements, duties and obligations required to be performed, fulfilled or observed by the Franchisee under this Agreement.

               8.5 Without limiting the generality of Subsection 9.0, below, Company representatives shall have the right at all times during normal business hours to confer with Restaurant employees and customers, and to inspect the Franchisee's books, records and tax returns, or such portions thereof as pertain to the operation of the Restaurant business. All such books, records and tax returns shall be kept and maintained at the Restaurant premises or such other place as may be agreed to from time to time in writing by the parties. If any such inspection reveals that the Gross Sales reported in any report or statement are less than the actual Gross Sales ascertained by such inspection, then the Franchisee shall immediately pay the Company the additional amount of fees owing by reason of the understatement of Gross Sales previously reported, together with interest and administrative charges as provided in Subsection 7.1. In the event that any report or statement understates Gross Sales by more than two percent (2%) of the actual Gross Sales ascertained by the Company's inspection, the Franchisee shall, in addition to making the payment provided for in the immediately preceding sentence, pay and reimburse the Company for any and all expenses incurred in connection with its inspection, including, but not limited to, reasonable accounting and legal fees. Such payments shall be without prejudice to any other rights or remedies the Company may have under this Agreement or otherwise.

                        SECTION 9: RESTAURANT INSPECTION

               9.0 The Company shall have the right at any time and from time to time without notice to have its representatives enter the Restaurant premises for the purpose of inspecting the condition thereof and the operation of the Restaurant for compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manual, and for any other reasonable purpose connected with the operation of the Restaurant.

             SECTION 10: RELATIONSHIP OF PARTIES AND INDEMNIFICATION

               10.0 The Franchisee is not, and shall not represent or hold itself out as, an agent, legal representative, joint venturer, partner, employee or servant of the Company for any purpose whatsoever and, where permitted by law to do so, shall file a business certificate to such effect with the proper recording authorities. The Franchisee is an independent contractor and is not authorized to make any contract, agreement, commitment, warranty or representation on behalf of the Company, or to create any obligation express or implied on behalf of the Company. The Franchisee agrees that the Company is not, and the Franchisee hereby covenants not to claim that the Company is, in any way a "fiduciary" as regards the Franchisee. The Franchisee shall not use the name TACO BELL or any similar words as part of or in association with any trade name or name of any business entity directly or indirectly associated with the Franchisee.

               10.1 The Franchisee shall exonerate and indemnify the Company and its officers, directors, employees, agents, affiliates, successors and assigns from and against (a) any and all claims based upon, arising out of, or in any way related to the operation or condition of any part of the Restaurant or Restaurant premises, the conduct of business thereat, the ownership or possession of real or personal property, and any negligent act, misfeasance, malfeasance or nonfeasance by the Franchisee or any of its agents, contractors, servants, employees or licensees, and including, without limitation, all obligations of the Franchisee incurred pursuant to any provisions of this Agreement, and (b) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of the Company in the investigation of or defense against any and all such claims. The Company shall have the right to select and appoint independent counsel to represent the Company in any action covered by this indemnity. All reasonable attorneys' fees and other expenses reasonably incurred by or on behalf of the Company in the defense of any such claims shall be at the sole expense of the Franchisee.


                              SECTION 11: INSURANCE

               11.0 The Franchisee shall procure before the commencement of Restaurant operations and maintain in full force and effect during the entire term of this Agreement, at its sole cost and expense, an insurance policy or policies protecting the Franchisee and the Company against any and all loss, liability or occurrence, arising out of or in connection with the condition, operation, use or occupancy of the Restaurant or Restaurant premises. The Company shall be named as an additional insured in all such policies, workers' compensation excepted. Such policy or policies shall be written by an insurance company or companies satisfactory to the Company and with a minimum Best's Rating of A- or other such comparable rating and shall include coverage in at least the following types and amounts:

               KIND OF INSURANCE               MINIMUM LIMITS OF LIABILITY

               Workers' Compensation           Statutory

               Employers' Liability            $2,000,000 per occurrence
               Commercial General Liability    $2,000,000 per occurrence

                                               $5,000,000 annual aggregate
               Products Liability              per occurrence included in
                                               Commercial General Liability,
                                               separate annual aggregate of
                                               $5,000,000

The insurance afforded by the policy or policies shall be primary with respect to insurance maintained by the Company and shall not be limited in any way by reason of any insurance which may be maintained by the Company. Subject to the express prior written approval of the Company (which the Company may withhold in its good faith discretion), that such program would not put the Company at any greater risk or exposure than would coverage from insurers described above, and to the Franchisee's full compliance with all pertinent laws and regulations, the Franchisee may satisfy its obligations with respect to Workers' Compensation coverage through a self-insurance program.

               11.1 Within thirty (30) days after the execution of this Agreement, but in no event later than one week before the Restaurant opens for business, Certificates of Insurance showing compliance with the requirements of Subsection 11.0 shall be furnished by the Franchisee to the Company for approval. Such certificates shall state that the policy or policies shall not be canceled or altered without at least thirty (30) days' prior written notice to the Company. Maintenance of such insurance and the performance by the Franchisee of its obligations under this Section 11 shall not relieve the Franchisee of liability under the indemnity provisions of this Agreement or limit such liability.

               11.2 The Franchisee shall maintain an all-risk property insurance
(fire) policy on the Restaurant buildings and other improvements, equipment, furnishings, fixtures, signage and any additions. The policy shall be written on the basis of replacement cost of the property and shall include a minimum of six months' coverage for business interruption. Such policy or policies shall be written by an insurance company with a minimum Best's Rating of A- or other such comparable rating.

               11.3 Should the Franchisee, for any reason, not timely procure and maintain the insurance coverage required by this section, then the Company shall have the right and authority to immediately procure such insurance coverage as part of or separate from its own policies, in its sole discretion, and to charge the cost thereof to the Franchisee, which charges shall be paid immediately upon notice and shall be subject to charges for late payments in the manner set forth in Subsection 7.1.

                           SECTION 12: DEBTS AND TAXES

               12.0 The Franchisee shall pay promptly when due all obligations incurred directly or indirectly in connection with the Restaurant and its operation, including, without limitation, all taxes and assessments that may be assessed against the Restaurant land, building and other improvements, equipment, fixtures, signs, furnishings and other property, and all liens and encumbrances of every kind and character created or placed upon or against any of said property (subject, however, to any conflicting provisions of any arms length, bona fide lease or leases of any of the foregoing property), and all accounts and other indebtedness of every kind and character incurred by or on behalf of the Franchisee in the conduct of the Restaurant business.


                         SECTION 13: SALE AND ASSIGNMENT

               13.0 The Franchisee's rights and interests under this Agreement shall not be subject to sale, assignment, transfer or encumbrance (all of which are hereinafter included within the term "transfer") in whole or in part in any manner whatsoever without the prior express written consent of the Company. The Company will not, however, unreasonably withhold its consent to any proposed sale or assignment. In considering a request for transfer, the Company will consider, among other things, the qualifications, apparent ability and credit standing of the proposed transferee as if the same were a prospective, direct franchisee of the Company. In addition, the Company shall require as a condition precedent to the granting of its consent that:

                      (a) there shall be no existing default in the performance or observance of any of the Franchisee's obligations under this Agreement or any other agreement with the Company and the Restaurant shall be in condition and appearance satisfactory to the Company and in accordance with its standards at that time;

                      (b) the Franchisee shall have settled all outstanding accounts with the Company and its affiliates and executed a Release in a form satisfactory to the Company;

                      (c) the Franchisee shall have paid the Company its then current transfer fee applicable to the type of transfer proposed. The amount of the transfer fee will be set by the Company from time to time and will be limited to the Company's good faith estimate of its costs and expenses expected to be incurred in connection with investigating the qualifications of the proposed transferee, training the proposed transferee and the direct administrative costs of reviewing and effecting the transfer;

                      (d) unless already a Taco Bell franchisee, the proposed transferee shall have personally attended and satisfactorily completed the Company's tuition-free training program; and

                      (e) the proposed transferee shall have executed the Company's then current form of Franchise Agreement for a term equal to the remaining term of this Agreement but requiring no initial franchise fee and requiring no greater periodic franchise fee than the applicable fee set forth in Subsection 7.0(b) above.

Neither this Agreement nor any of the rights or interests conferred on the Franchisee hereunder shall be retained by the Franchisee as security for the payment of any obligation that may arise by reason of any such transfer.

               13.1 It is acknowledged and agreed that a material part of the consideration for the Company's entering into this Agreement is the personal confidence reposed in the Franchisee, and no person shall succeed to any of the rights of the Franchisee under this Agreement by virtue of any voluntary or involuntary proceeding in foreclosure, bankruptcy, receivership, attachment, execution, assignment for the benefit of creditors or other legal process.

               13.2 Except as expressly provided for herein, any attempt by the Franchisee to transfer any of its rights or interests under this Agreement shall constitute a material breach of this Agreement and the Company shall have the right to terminate this Agreement upon written notice to the Franchisee. The Company shall not be bound by any attempted sale, assignment, transfer, conveyance or encumbrance in any manner whatsoever, by law or otherwise, of any of the Franchisee's rights or interests under this Agreement.

               13.3 If the Franchisee desires to conduct business in a corporate capacity, the Company will consent to the assignment of this Agreement to a corporation approved by the Company, provided that the Franchisee complies with the provisions hereinafter specified and any other condition which the Company may require, including restrictions on the number, identity and legal status of stockholders of the assignee corporation. Such assignee corporation shall be closely held and shall not engage in any business activity other than that directly related to the operation of TACO BELL RESTAURANTS franchised by the Company.

If the Franchisee's rights are assigned to a corporation, the individual Franchisee named herein or otherwise expressly designated in writing by the Company shall at all times be the legal and beneficial owner of at least 51% of the stock of the assignee corporation, and shall act as such corporation's principal officer; provided, however, subject to the express prior written consent of the Company, such stock may be held in trust by a trustee under a trust indenture, with each trustee and beneficiary of such trust personally guaranteeing all of the obligations of the Franchisee hereunder. Any issuance or transfer of stock in such corporation shall be treated for the purposes of this Agreement as a transfer of the Franchisee's rights under this Agreement requiring the Company's consent as provided herein. The Franchisee must prior to any issuance or transfer of any stock furnish the Company with a written notice containing the details of such proposed issuance or transfer in advance thereof. The Articles of Incorporation and the By-Laws of the assignee corporation shall reflect that the issuance and transfer of shares of stock are restricted, and all stock certificates shall bear the following legend, which shall be printed legibly and conspicuously on the face of each stock certificate:

"The transfer of this stock is subject to the terms and conditions of a franchise agreement with Taco Bell Corp. Reference is made to said franchise agreement and to restrictive provisions of the charter and by-laws of this corporation."

The Franchisee acknowledges that the purpose of the aforesaid restriction is to protect the Company's trademarks, service marks, trade secrets and operating procedures as well as the Company's general, high reputation and image, and is for the mutual benefit of the Company, the Franchisee and other franchisees of the Company. The Company shall not unreasonably restrict the issuance or transfer of shares of stock, provided that in no event shall any share of stock of such assignee corporation be sold, transferred or assigned to a business competitor of the Company.

               13.4 The Franchisee shall at all times throughout the term of this Agreement have on file with the Company the name of a designated successor agent, approved by the Company, and authorized by the Franchisee to make, subject to and immediately upon the death or legal incapacity of the Franchisee (or if the Franchisee is not an individual, its designated agent), all operating decisions with respect to the Restaurant business (including but not limited to hiring and severance of employment, voting in the Local Association, purchasing, maintenance, etc.). Not less often than once each calendar year, the Franchisee shall confirm or change in writing such designated successor agent.

In the event of the death or legal incapacity of the Franchisee or, where the Franchisee is a corporation, any person owning the legal or beneficial interest in 10% or more of the outstanding stock of the Franchisee, the rights and obligations of the Franchisee or of such stockholder hereunder shall inure to the benefit of such of the executors, administrators, heirs, conservators or legatees of the Franchisee or such stockholder (collectively the "Legatee") as shall (i) elect, in a written notice received by the Company within one hundred-twenty (120) days after the date of death, or the judicial determination of legal incapacity, to perform all of the duties and obligations required to be performed, fulfilled and observed by the Franchisee under this Agreement and
(ii) be determined by the Company, in its good faith discretion, to be able to perform such duties and obligations. In the event the Company determines that the Legatee is not capable of performing all of the duties and obligations required to be performed by the Franchisee under this Agreement, the Legatee shall use best efforts within the six (6) months from the date of written notice from the Company to sell the subject interest hereunder to a bona fide purchaser in accordance with and subject to all of the provisions of this Section 13. If by the end of such six month period, the Legatee has not effectuated a transfer of such interest in a transaction which meets the requirements of this Section 13, the Company shall have the option to purchase the subject interest in the Restaurant and franchise at the fair market value thereof as determined in good faith through negotiation or, failing that, upon written demand of either party, by three appraisers, with the Company and the Legatee each selecting one appraiser and the two appraisers so chosen selecting the third appraiser, with their cost to be shared equally between Legatee and the Company.

               13.5 Notwithstanding anything contained in this Agreement to the contrary, if the Franchisee decides to transfer in any manner whatsoever, any interest in or under this Agreement, or any interest in any of the Restaurant land, building, equipment, fixtures or other things which are subject to the provisions of this Agreement, or both, the Franchisee shall give at least ten
(10) business days written notice thereof to the Company before disclosing his decision to any third party (including any prospective purchaser). The Franchisee shall at no time offer (or contract) to transfer any interest in or under this Agreement (or any interest in any of the Restaurant land, building, equipment, fixtures or other things which are subject to the provisions of this Agreement) where the transfer would in any manner be tied to the transfer of any interest or obligation other than an interest in this Agreement or the ownership, possession, use or operation of the Restaurant or the assets or business pertaining thereto. In addition, the Company shall have a first right of refusal such that before consummation of a transfer to any third party, the Franchisee shall submit a copy of all such transfer documentation (signed by the parties, but expressly by its own terms subject to the Company's right of first refusal, together with all ancillary documentation provided to the third party for evaluation of the proposed transfer) to the Company at least thirty (30) days in advance of any proposed consummation or closing date for the Company's review and comparison with the offer previously submitted to it. In the event the consideration to the Franchisee under any such offer or contract with a third party is other than cash, the Company may at its election pay the reasonable equivalent in cash of such other consideration. The Company's right of first refusal shall be unrestricted and absolute; the Company shall in all cases have thirty (30) days to consider and act on each offer or any change in terms and conditions of offer; and, in all cases, the Company shall have not less than thirty (30) days after its acceptance of such offer to consummate the transaction. Nothing contained in this Subsection 13.5 shall in any way be deemed to impair the Company's discretion in considering, approving or disapproving any request to transfer any interest under this Agreement.

               13.6 This Agreement and the Company's rights, interests and obligations hereunder shall inure to the benefit of any entity which succeeds to the business of the Company and assumes the obligations of the Company hereunder.

                             SECTION 14: TRADEMARKS

               14.0 The Franchisee acknowledges the sole and exclusive right of the Company (except for rights granted under existing and future franchise and license agreements) to use the Trademarks in connection with the products and services to which they are or may be applied by the Company, and represents, warrants and agrees that neither during the Term of this Agreement nor after the expiration or other termination hereof, shall the Franchisee directly or indirectly contest or aid in contesting the validity, ownership or use of the Trademarks by the Company or take any action whatsoever in derogation of the rights claimed therein by the Company.

               14.1 The license granted to the Franchisee under this Agreement to use the Trademarks is non-exclusive and the Company, in its sole and absolute discretion, has the right to grant other licenses in, to and under the Trademarks in addition to those licenses already granted, both within and outside the Restaurant trading area, and to develop and license other names and marks on any such terms and conditions as the Company deems appropriate.

               14.2 The Franchisee understands and expressly acknowledges and agrees that the Company has the exclusive, unrestricted right to engage directly and indirectly, through its employees, representatives, licensees, assigns, agents and others, at wholesale, retail and otherwise, within the Restaurant trading area and elsewhere, in (a) the production, distribution and sale of food products and beverages (including, without limitation, tacos, taco shells, sauces and fillings, and other Mexican style food products) under the Trademarks licensed hereunder or other marks; and (b) the use, in connection with such production, distribution and sale, of any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by the Company, whether or not included in Appendix 1.

               14.3 Except as expressly permitted by this Agreement and the Manual, the license granted under this Agreement does not include any right or authority of any kind whatsoever to pre-package or sell pre-packaged food products or beverages under the Trademarks.

               14.4 Nothing contained in this Agreement shall be construed to vest in the Franchisee any right, title or interest in or to the Trademarks, the goodwill now or hereafter associated therewith, or any right in the design or any restaurant building, other than the rights and license expressly granted herein for the Term. Any and all goodwill associated with or identified by the Trademarks shall inure directly and exclusively to the benefit of the Company, including without limitation any goodwill resulting from operation and promotion of the Restaurant.

               14.5 The Franchisee shall not use the Trademarks in connection with any statement or material which may, in the judgment of the Company, be in bad taste or inconsistent with the Company's public image, or tend to bring disparagement, ridicule or scorn upon the Company, the Trademarks or the goodwill associated therewith. The Franchisee, whether doing business as a proprietorship, partnership, corporation or other entity, shall not adopt, use or register (by filing a certificate or articles of incorporation, a fictitious business name statement, or otherwise) any trade or business name, style or design which includes, or is similar to, any of the Company's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

               14.6 The Company shall have the right at any time and from time to time upon notice to the Franchisee to make additions to, deletions from, and changes in the Trademarks, or any of them, all of which additions, deletions and changes shall be as effective as if they were incorporated in this Agreement. All such additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interest of the Taco Bell System. The Company will use commercially reasonable efforts to protect and preserve the integrity and validity of the Trademarks, including the taking of actions deemed by the Company to be appropriate in the event of any apparent infringement of the Trademarks.

               14.7 The Franchisee shall notify the Company promptly of any claims or charges of trademark infringement against the Company or the Franchisee, as well as any information the Franchisee may have of any suspected infringement of the Trademarks. The Franchisee shall take no action with regard to such matters without the prior written approval of the Company, but shall cooperate fully with the Company in any such action.

               14.8 The Franchisee shall adopt and use the Trademarks only in the manner expressly approved by the Company from time to time during the Term.

                     SECTION 15: EXPIRATION AND TERMINATION

               15.0 The Company shall have the right to terminate this Agreement immediately upon written notice to the Franchisee:

                      (a) in the event of any breach or default under Subsections 4.1, 9.0, 13.2 or 13.5;

                      (b) if a petition in bankruptcy, an arrangement for the benefit of creditors, a petition for reorganization is filed by or against the Franchisee, or if the Franchisee shall make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for the Restaurant, unless such condition or conditions are remedied to the satisfaction of the Company within twenty (20) days of such event;

                      (c) if the Franchisee for any reason loses its right to possession of the Restaurant premises;

                      (d) if the Company discovers that the Franchisee has made any material misrepresentation or omitted any material fact in the information furnished by the Franchisee in connection with the grant of this Taco Bell franchise;

                      (e) if the Franchisee (or any shareholder if the Franchisee is a corporation) is convicted of any felony or any crime involving moral turpitude.



If the Franchisee defaults in the performance or observance of any of its other obligations hereunder or under any other franchise agreement with the Company, and such default continues for a period of thirty (30) days after written notice to the Franchisee, the Company may at any time thereafter terminate this Agreement as well as any other such franchise agreement upon written notice to the Franchisee. A repetition within a one-year period of any default shall justify the Company in terminating this Agreement upon written notice to the Franchisee without allowance for any curative period. The foregoing provisions of this Subsection 15.0 are subject to the provisions of any local statutes or regulations which may prohibit the Company from terminating this Agreement without good cause or without giving the Franchisee additional prior written notice of termination and opportunity to cure any default. In the event of any termination for failure of the Franchisee to successfully complete the Company's TACO BELL RESTAURANT operations training course pursuant to Subsection 4.1, the Company shall refund to the Franchisee the initial franchise fee payment referred to in Subsection 7.0(a), less any expenses incurred and damages sustained by the Company in connection with its performance hereunder prior to the date of such termination.

               15.1 Upon the expiration or earlier termination of this Agreement for any reason, the Franchisee shall:

                      (a) immediately discontinue the use of the System and Trademarks;

                      (b) if the Restaurant premises are owned by the Franchisee or leased from a third party, upon demand by the Company, remove the Trademarks from all buildings, signs, fixtures and furnishings, and alter and paint all buildings and other improvements maintained pursuant to this Agreement to a design and color which is basically different from any of the Company's authorized building designs and painting schedules.

If the Franchisee shall fail to make or cause to be made any such removal, alteration or repainting within thirty (30) days after written notice, then the Company shall have the right to enter upon the Restaurant premises, without being deemed guilty of trespass or any other tort, and make or cause to be made such removal, alterations and repainting at the reasonable expense of the Franchisee, which expense the Franchisee shall pay the Company upon demand; and

                      (c) not thereafter use any trademark, trade name, service mark, logo, insignia, slogan, emblem, symbol, design or other identifying characteristic that is in any way associated with the Company or similar to those associated with the Company, or operate or do business under any name or in any manner that might tend to give the public the impression that the Franchisee is or was a licensee or franchisee of, or otherwise associated with, the Company.

               15.2 In the event that either party initiates any legal proceeding to construe or enforce the terms, conditions and provisions of this Agreement, including its termination provisions, or to obtain damages or other relief to which either may be entitled by virtue of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees and costs by the other party.

If the Franchisee refuses to comply with a written notice of termination sent by the Company and a court later upholds such termination of this Agreement, operation of the Restaurant by the Franchisee from and after the date of termination stated in such notice shall constitute trademark infringement by the Franchisee and the Franchisee shall be liable to the Company for damages resulting from such infringements in addition to any royalties paid or payable hereunder, including, without limitation, any profits of the Franchisee at the Restaurant level (without deduction from sales revenues for any compensation or charges payable to the Franchisee or any entity owned or controlled by the Franchisee), which profits in no event shall be calculated as less than ten percent (10%) of the Franchisee's Gross Sales. No such payment or obligation for payment shall in any way imply or be construed to imply or reflect any right of the Franchisee to operate the Restaurant after expiration or termination of this Agreement.

               15.3 (a) In the event that the premises at which the Franchisee operates the Restaurant are owned by the Franchisee, then, upon termination of this Agreement, whether it is terminated by the Franchisee or by the Company, the Company shall have the option of immediately purchasing said premises from the Franchisee. If the Company elects to exercise that option, the purchase price to be paid by the Company to the Franchisee shall be the fair market value of the Restaurant land, buildings, furnishings, and equipment owned by the Franchisee. In the event that the parties are unable to agree as to such amount or any other terms of purchase within thirty (30) days following cessation of the Franchisee's operation of the licensed Restaurant at the premises, the amount or other terms of purchase as to which the parties are unable to agree shall be determined by three (3) appraisers, with each party selecting one appraiser and the two appraisers so chosen selecting the third appraiser. If appraisal occurs pursuant to this provision, following the announcement of the appraiser's decision the Company shall have thirty (30) days within which to elect whether or not to purchase the premises.

                      (b) In the event that the premises at which the Franchisee operates the Restaurant are leased by the Franchisee from a third party, such lease and any subsequent lease of those premises shall give the Franchisee the right to assign such lease to the Company. Upon termination of this Agreement, whether it is terminated by the Company or by the Franchisee, the


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

Franchisee's rights and obligations under said lease shall, if the Company so elects, automatically be assigned to the Company. If the Company exercises this option, the Franchisee shall immediately vacate the premises, and the Company shall be entitled to take possession of said premises, including all fixtures and leasehold improvements. In such event the Company shall pay to Franchisee the fair market value of the interests owned by the Franchisee in the Restaurant's furnishings and equipment. Fair market value shall be determined in the same manner as set forth in the immediately preceding paragraph.

               15.4 If this Agreement is terminated as a result of repudiation, default or other action by the Franchisee without material breach hereof by the Company, the Franchisee (in addition to any other remedy or right the Company may have) shall pay to the Company in lump sum as liquidated damages the greater of the amount of eleven percent (11%) times the Restaurant's Gross Sales (as defined in Subsection 7.2 above) for the twelve months immediately preceding termination of this Agreement or $100,000.00. The parties hereby acknowledge and agree that the precise amount of the Company's actual damages in such event would be extremely difficult to ascertain and that the foregoing sum represents a reasonable estimate of such actual damages, based upon the approximate time it would take the Company to open another TACO BELL RESTAURANT in the vicinity. Such liquidated damages shall not apply if the Company exercises one of the options set forth in Subsection 15.3 above and either the Company or another Taco Bell franchisee continues operation of the Restaurant as a TACO BELL RESTAURANT following termination of this Agreement.

               15.5 In the event that this Agreement is terminated prior to the end of the term set forth in Section 2 hereof as a result of condemnation proceedings or other action not within the control of the Franchisee or the Company, the Company shall use commercially reasonable efforts to assist the Franchisee in locating an alternative location for the Restaurant in the same area to be used for the balance of the Term upon the same terms and conditions as contained herein, and without the payment of any additional initial franchise fee. This provision shall not be construed to limit the Franchisee from receiving the full amount of any condemnation award or damages relating to the closing of the Restaurant.



                            SECTION 16: MISCELLANEOUS

               16.0 Waiver. The waiver by the Company of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein or of any same or similar term, covenant or condition in any other agreement between the Company and any franchisee or licensee, shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other term, covenant or condition contained in this Agreement, or in any other agreement between the Company and any franchisee or licensee.

               16.1 Cumulative Remedies. All rights and remedies of the Company shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. The rights and remedies of the Company shall be continuing and not exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release the Franchisee from any liability or obligation then accrued or any liability or obligation continuing beyond or arising out of the expiration or earlier termination of this Agreement.

               16.2 Partial Invalidity. If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall not be affected thereby and such remaining portions shall remain in full force and effect as if this Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided, however, that in the event any part hereof relating to the payment of fees to the Company, or the ownership or preservation of the Trademarks, trade secrets or secret formulae licensed or disclosed hereunder is for any reason declared invalid or unenforceable, then the Company shall have the option of terminating this Agreement upon written notice to the Franchisee.

               16.3 Choice of Law. The Franchisee acknowledges that the Company will grant numerous licenses throughout the United States on terms and conditions similar to those set forth in this Agreement and that it is of mutual benefit to the Franchisee and to the Company that these terms and conditions be uniformly interpreted. Therefore, to the extent that the law of the State of California does not conflict with local franchise investment statutes, rules and regulations, California law shall apply to the construction and enforcement of this Agreement and govern all questions which arise with reference hereto.

               16.4 Jurisdiction and Venue. With respect to any court proceeding between the Franchisee and the Company concerning the enforcement, construction or alleged breach or termination of this Agreement, the Franchisee hereby submits to the personal jurisdiction and venue of the federal and California state courts located in Orange County, California, for all such matters, and promises not to commence against the Company any court proceeding concerning such matters in any other courts.

               16.5 Notices. All notices to be given hereunder shall be in writing and shall be deemed given when first tendered or received, whether in person, through United States mail or through reputable private delivery service, during normal business hours for the locale of the addressee at the appropriate address set forth below, or such other address as one party may hereafter provide to the other with not less than three (3) days' notice.




THE COMPANY: TACO BELL CORP.             THE FRANCHISEE: [Franch1] and [Franch2]
                                                         -----------------------
             17901 Von Karman Avenue                     [Noticeaddress]
                                                         -----------------------
             Irvine, California 92614-6221               [Noticecitystate]
                                                         -----------------------
             Attn:  General Counsel

               16.6 Terms and Headings. Whenever any word is used in this Agreement in one gender, it shall also be construed as being used in the other genders, and singular usage shall include the plural and vice versa, all as the context shall reasonably require. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions.

               16.7 Compliance with Laws. The Franchisee shall at its own cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and offices thereof. Without limiting the generality of the foregoing, the Franchisee shall abide by all applicable rules and regulations of any Public Health Department having jurisdiction over the Restaurant.

               16.8 Lease of Land and Building. In the event that the parties have executed a Lease of land or building relating to the premises described in Subsection 1.0 (the "Lease"), such Lease is hereby incorporated in this Agreement by reference, and any failure on the part of the Franchisee (lessee therein) to perform, fulfill or observe any of the covenants, conditions or agreements contained therein shall constitute a material breach of this Agreement. It is expressly understood, acknowledged and agreed by the Franchisee that any termination of the Lease resulting in the Franchisee's loss of possession of the Restaurant shall result in immediate termination of this Agreement without further notice.

                                 16.9 Entire Agreement. This Agreement and the
documents referred to herein constitute the entire agreement between the parties and supersede and cancel any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof. THE FRANCHISEE EXPRESSLY ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS FRANCHISE AGREEMENT AS A RESULT OF ITS OWN INDEPENDENT INVESTIGATION AND AFTER CONSULTATION WITH ITS OWN ATTORNEY, AND NOT AS A RESULT OF ANY REPRESENTATIONS OF THE COMPANY, ITS AGENTS, OFFICERS OR EMPLOYEES, EXCEPT AS CONTAINED HEREIN AND IN THE COMPANY'S FRANCHISE OFFERING CIRCULAR(S) DATED _______________, 2000 AS AMENDED ON ______________,
ISSUED FOR THE STATE(S) OF ____________- DATED _______________________.

               16.10 Amendment or Modification. Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing by both the Company and the Franchisee.


            IN WITNESS WHEREOF, the parties personally or through their duly authorized signatories have executed this Agreement in duplicate as of the day and year first above written.



TACO BELL CORP.                         FRANCHISEE


By
  ------------------------------        ---------------------------------------
Its Vice President                      [Franch1]             Date



                                        ----------------------------------------
                                        [Franch2]             Date

                               ------------------
                               VOID - SAMPLE COPY
                               ------------------

                                   DO NOT SIGN
                                UNLESS ALL BLANKS
                               HAVE BEEN FILLED IN

                                                                      APPENDIX I


                                   TRADEMARKS


        The Company has registered with the United States Patent Office the following active trademarks:



MARK                               REGISTRATION NUMBER        REGISTRATION DATE
Taco Bell (Name)                             820,073                 12/06/66
Boy on Bell (Name and Logo)                  846,432                 03/19/68
Taco Bell Blocks (Name and Logo)             856,207                 09/03/68
Taco Bell (Ingredients - Taco Mix)           879,582                 10/28/69
Enchirito                                    923,614                 11/09/71
Building Design (Name and Logo)              929,759                 02/22/72
Burrito Supreme                            1,050,189                 10/12/76
Taco Bell Sunburst Design                  1,067,787                 06/14/77
Bellbeefer                                 1,076,699                 11/01/77
Taco BellGrande                            1,294,757                 09/11/84
Design of Bell No. 2                       1,322,737                 02/16/85
TACO BELL and Bell Design No. 2 in 1984    1,322,738                 02/26/85
  Logo
TACO BELL in 1984 Logo Distinctive         1,322,739                 02/26/85
  Lettering
Design of Bell No. 2 (in color)            1,330,236                 04/09/85
Fiesta Meal                                1,446,677                 07/07/87
Nachos BellGrande                          1,451,431                 08/04/87
Cheesarito                                 1,470,835                 12/29/87
Make A Run For The Border                  1,523,982                 02/07/89
MexiMelt (Class 30)                        1,528,496                 03/07/89
Soft Taco Supreme                          1,551,516                 08/08/89
Enchirito                                  1,597,700                 05/22/90
Taco (Character Design)                    1,603,157                 06/19/90
Fiesta Fries                               1,603,935                 06/26/90
TACO BELL and Bell Design No. 2 in 1984
  Logo                                     1,613,124                 09/11/90
MexiMelt (Class 30)                        1,615,940                 10/02/90
Iceman (Character Design)                  1,617,195                 10/02/90
The Bell Rockers                           1,630,445                 01/01/91
Hedda Lettuce (Character Design)           1,634,523                 02/05/91
Tomato Red (Character Design)              1,635,104                 02/12/91
Cheddar Fred (Character Design)            1,635,105                 02/12/91
Snow Buddies                               1,635,809                 02/19/91
Go For The Cheese                          1,665,992                 11/26/91
Fiesta Bean Burrito                        1,677,775                 03/03/92
MexiMelt                                   1,691,822                 06/09/92
Fiesta Soft Taco                           1,707,047                 08/11/92
We're Great Late!                          1,716,909                 09/15/92
Flexstation                                1,754,443                 02/23/93
The Bell                                   1,765,386                 04/13/93
TACO BELL in 1984 Logo (on one line) and   1,773,320                 05/25/93
   Swinging Bell Design
TACO BELL in 1984 Logo (on one line) w/    1,774,587                 06/01/93
   Swinging Bell and Stripes Design
   (in color)
TACO BELL Stripes Design                   1,774,590                 06/01/93
TACO BELL in 1984 Logo and Swinging        1,775,645                 06/08/93
   Bell Design
TACO BELL in 1984 Logo w/ Swinging Bell    1,775,646                 06/08/93
   and Stripes Design
TACO BELL in 1984 Logo (on one line) and   1,775,647                 06/08/93
   Swinging Bell Design (in color)

TACO BELL in 1984 Logo and Swinging        1,775,648                 06/08/93
   Bell Design (in color)
TACO BELL in 1984 Logo w/ Swinging         1,775,649                 06/08/93
   Bell and Stripes Design (in color)
TACO BELL in 1984 Logo (on one line) w/    1,776,937                 06/15/93
   Swinging Bell and Stripes Design
Run For The Border                         1,781,957                 07/13/93
TACO BELL Stripes Design (Class 42)        1,803,948                 11/09/93
BellGrande Burritos                        1,864,860                 11/29/94
Bring Home The Best Of The Border          1,865,354                 11/29/94
Taco Bell (Class 29)                       1,868,941                 12/20/94
TACO BELL in 1984 Logo and Swinging        1,868,949                 12/20/94
   Bell Design (all on one line)
Taco Bell (Class 30)                       1,874,786                 01/17/95
Border Combos                              1,878,800                 02/14/95
Wild Logo #1                               1,880,779                 02/28/95
Bring Home the Best of the Border          1,906,721                 07/18/95
Taco Supreme                               1,920,011                 09/19/95
TACO BELL in 1984 Logo and Swinging Bell   1,921,077                  09/19/95
   Design (all on one line) (in color)
Cross The Border                           1,910,633                  08/08/95
TACO BELL Bell Design #5 w/ TACO BELL      1,923,878                  10/03/95
   in distinctive lettering #1 in color
Border Ices                                1,935,110                  11/14/95
TACO BELL Bell Design #5 in color          1,918,234                  09/12/95
TACO BELL Bell Design #5                   1,925,711                  10/10/95
Crunch Zone                                1,915,751                  08/29/95
Taco Bell (Name)                           1,924,335                  10/03/95


           There are also several trademarks that have been applied for by the Company but have not yet been registered. They are as follows:

MARK                                    SERIAL NUMBER        APPLICATION DATE
TACO BELL Stripes Design (in color)         74/233870                12/27/91
TACO BELL in 1984 Logo and Swinging         74/383931                04/29/93
   Bell Design (all on one line) (in color)
Get Late at The Bell (w/ Swinging           74/396432                06/01/93
   Bell Design)
TACO BELL Stripes Design (in color)         ---------                07/13/93
Chimayo Grill                               74/556066                08/01/94
TACO BELL Bell Design #5 w/ TACO BELL       74/560894                08/15/94
   in distinctive lettering #1 in color
Taco Supreme                                74/615592                12/29/94
Border Lights                               74/668756                05/01/95
TeenSupreme                                 74/626861                01/30/95
Baja Pitas                                  74/657501                04/07/95
Fast Food Doesn't Have to Be Fat Food       74/657503                04/07/95
Fast Food Not Fat Food                      74/658898                04/10/95
Border Light                                74/668757                05/01/95
Hot or Mild?                                74/672838                05/12/95
The Border Calls                            74/704193                07/21/95
Hot or Mild?                                74/730617                09/18/95
Cup O' Fries                                74/730932                09/18/95
Sun Up Sandwich                             74/736249                09/29/95
Taco Bell Design No. 6                      75/007805                10/18/95
The War On The Floor                        ---------                --------